Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 23, 2018, relating to our audit of Shepherd’s Finance, LLC and affiliate’s (the “Company”) consolidated financial statements as of and for the year ended December 31, 2017, which appears in this Post-Effective Amendment No. 3 to Registration Statement No. 333-224557 on Form S-1 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC
Enterprise, Alabama
January 10, 2020